EXHIBIT 3.4

[GRAPHIC OMITTED]   DEAN HELLER
                    SECRETARY OF STATE
                    204 NORTH CARSON STREET, SUITE I
                    CARSON CITY, NEVADA 89701-4299
                    (775) 684 5708
                    WEBSITE: SECRETARYOFSTATE.BIZ


      --------------------------
      CERTIFICATE OF DESIGNATION
       (PURSUANT TO NRS 78.1955)
      --------------------------

                                              ABOVE SPACE IS FOR OFFICE USE ONLY


                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                            (PURSUANT TO NRS 78.1955)

1.    Name of corporation:

      PARALLEL TECHNOLOGIES, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation, this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock:

      1. Designation and Number of Shares. Shares of the series shall be designated and known as the "Series A Convertible Preferred Stock" of the Company. The Series A Convertible Preferred Stock (the "Series A") shall consist of 785,000 shares, each having a par value of $.001. Shares of the Series A which are redeemed, retired, converted into shares of the Company's $0.006 par value per share Common Stock (the "Common Stock"), purchased or otherwise acquired by the Company shall be cancelled (and thereafter shall not be re-issued as shares of Series A) and shall revert to the status of authorized but unissued preferred stock, undesignated as to series and subject to reissuance by the Company as shares of preferred stock of any one or more series as permitted by the Articles of Incorporation.

[continued on Attachment A, annexed and constituting a part of this Certificate of Designation]

3.    Effective date of filing (optional):
        (must not be later than 90 days after the certificate is filed)

4.    Officer Signature: [GRAPHIC OMITTED][GRAPHIC OMITTED]

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.


THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

[Attachment A to Certificate of Designation for Series A Convertible Preferred Stock of Parallel Technologies, Inc.]


      2. Redemption; Liquidation Preference. The Series A does not have any redemption rights and shall have no liquidation preference.

      3. Dividends. The Series A will not be entitled to dividends unless, and subject to the rights of any holder of the Series B or other senior stock, the Company pays cash dividends or dividends in other property to holders of outstanding shares of Common Stock, in which event, each outstanding share of the Series A Preferred Stock will be entitled to receive dividends of cash or property, out of any assets legally available therefor, in an amount or value equal to the Conversion Rate multiplied by the amount paid in respect of one share of Common Stock (as adjusted for any stock . dividends, combinations, splits or similar recapitalization events) prior and in preference to any declaration or payment of any dividend (payable other than in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock. Any dividend payable to the Series A will have the same record and payment date and terms as the dividend is payable on the Common Stock.

      4.    Mandatory Conversion.

            (a) Automatic Conversion. At such time as the Company files an amendment to its Articles of Incorporation ("Amendment") with the Secretary of State of the State of Nevada increasing the authorized number of shares of Common Stock and effecting an approximate 1 for 245.27 reverse stock split of the Common Stock so that the Company has a sufficient number of authorized and unissued shares of Common Stock as to permit the conversion of all outstanding shares of the Series A and Series B (the "Reverse Split"), then upon the filing and acceptance of the Amendment, whether by amendment or restatement, all the outstanding shares of Series A will immediately and automatically convert into shares of the Company's Common Stock without any notice or action required on the part of the Company or the holder ("Mandatory Conversion"). On a Mandatory Conversion, the holders of Series A will be entitled to receive Common Stock at the conversion rate of 4,838.86 shares of fully paid and non-assessable Common Stock for one (1) share of Series A ("Conversion Rate").

            (b) Obligation. The Company agrees that it shall in good faith, promptly, take any and all such corporate action as may, in the opinion of its counsel, be necessary to effect the Reverse Split and to expeditiously effect the conversion of (i) all outstanding shares of the Series A to shares of Common Stock, and (ii) use its reasonable best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles of Incorporation to achieve the foregoing.

            (c) Conversion Procedure. The Company shall use its reasonable best efforts to issue or cause its transfer agent to issue the Common Stock issuable upon a Mandatory Conversion as soon as practicable, but in any event within five (5) business days after the Mandatory Conversion. On a Mandatory Conversion, all fractional shares will be rounded up to the nearest whole share. The Company shall bear the cost associated with the issuance of the Common Stock issuable upon the Mandatory Conversion. The Common Stock issuable upon the Mandatory Conversion shall be issued with a restrictive legend indicating that it was issued in a transaction which is exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), and that it cannot be transferred unless (i) it is so registered, (ii) an exemption from registration is available, in the opinion of counsel to the Company or (iii) there is submitted to the Company such other evidence as may be satisfactory to the Company to the effect that any such transfer shall not be in violation of the Securities Act. The Common Stock issuable upon the Mandatory Conversion shall be issued in the same name as the person who is the holder of the Series A unless, in the opinion of counsel to the Company, a change of name and such transfer can be made in compliance with applicable securities laws or there is submitted to the Company such other evidence as may be satisfactory to the Company to the effect that a change of name and such transfer can be made in compliance with applicable securities laws. The person in whose name: the certificates of Series A are so recorded upon the Mandatory Conversion shall be treated as a common stockholder of the Company immediately following the filing and acceptance of the Amendment. Immediately following the filing and acceptance of the Amendment, each outstanding certificate of Series A shares shall represent such number of shares of Common Stock resulting from the Reverse Split until such time as the Company tenders a certificate representing the appropriate number of share of Common Stock to the record holder thereof.

      5. Adjustments to Conversion Rate and Certain Other Adjustments. The Conversion Rate for the number of shares of Common Stock into which the Series A Preferred Stock shall be converted on a Mandatory Conversion shall be subject to adjustment from time to time as hereinafter set forth, notice of which shall be promptly provided to the Series B holders:

            (a) Stock Dividends, Recapitalization, Reclassifcation, Split-Ups. If, prior to or on the date of Mandatory Conversion, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or any right to acquire Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Rate will be adjusted so that the number of shares of Common Stock issuable on the Mandatory Conversion of the Series A shall be increased in proportion to such increase in outstanding shares of Common Stock.

            (b) Aggregation of Shares. If prior to or on the date of Mandatory Conversion, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event (including the Reverse Split), then, upon the effective date thereof, the number of shares of Common Stock issuable on the Mandatory Conversion of the Series A shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

            (c) Mergers or Consolidations. If at any time or from time to time prior to the date of a Mandatory Conversion there is a merger, consolidation or similar capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for in Section 5(a) or 5(b) above), as a part of such capital reorganization, provision shall be made so that the holders of the Series A shall thereafter be entitled to receive upon conversion of the Series A the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, the resulting or surviving corporation (if not the Company) shall expressly assume the obligations to deliver, upon the exercise of the conversion privilege, such securities or property as the holders of Series A remaining outstanding, or other convertible preferred stock received by such holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as provided above. If this Section 5(c) applies, Sections 5(a) and 5(b) shall not apply.

            (d) Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

      6. Voting Rights. The holders of shares of Series A shall be entitled to the following voting rights:

            (a)   Those voting rights required by applicable law; and

            (b) The right to vote together with the holders of the Common Stock and Series B, as a single class, upon all matters submitted to holders of Common Stock for a vote with each share of Series A carrying a number of votes equal to the number of shares of Common Stock issuable in a Mandatory Conversion based on the then applicable Conversion Rate and each holder of Series A shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company.

            (c) Whenever holders of Series A are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken and signed by the holders of the outstanding capital stock of the Company having not less than the minimum number of votes that would be necessary or required to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. Each share of the Series A shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series A , as set forth in this Section 6(c).

      7. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this section and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A against impairment.

      8. No Fractional Shares and Certificate as to Adjustments. No fractional shares shall be issued upon the conversion of any share or shares of the Series A, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. The number of shares issuable upon conversion shall be determined on the basis of the total number of shares of Series A the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

      9. Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders. thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or any other right, the Company shall mail to each holder of Series A, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

      10. Notices. Any notice required by the provisions of this Certificate of Designations to be given to the holders of shares of Series A shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

      11. Protective Provisions. Except for the designation and issuance of the Company's Series B Convertible Preferred Stock which is being designated contemporaneously with the Series A, so long as any shares of Series A are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A, voting as a separate class:

            (a) in any manner authorize, issue or create (by reclassification or otherwise) any new class or series of shares having rights, preferences or privileges equal or senior to the Series A.

            (b) in any manner directly or indirectly, alter or change the rights, preferences or privileges of the Series A.

            (c) amend the Company's Articles of Incorporation in a manner that affects the rights, preferences, designations or privileges of the holders of the Series A.

            (d) increase or decrease the authorized number of shares of Preferred Stock of the Company;

            (e)   liquidate, dissolve or wind-up the Company; or

            (f) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

      12. No Charge for Conversion. The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A shall be made without charge to the converting holders for such certificates or for any tax in respect of the issuance of such certificates.

      13. Return of Status as Authorized Shares. Upon a Mandatory Conversion or any other redemption or'extinguishment of the Series A, the shares converted, redeemed or extinguished will be automatically returned to the status of authorized and unissued shares of preferred stock, available for future designation and issuance (except for issuance as shares of Series B) pursuant to the terms of the Articles of Incorporation. Following conversion of all outstanding shares of Series A on the Mandatory Conversion, this Certificate of Designations shall be automatically cancelled and void and be of no further force and effect.

      14. Amendment. This Certificate of Designations constitutes an agreement between the Company and the holders of the Series A. For as long as any shares of Series A are outstanding, the terms hereof may be amended, modified, repealed or waived only by the affirmative vote or written consent of holders of a majority of the then outstanding shares of Series A, voting together as a class and series. For purposes of Nevada law and for the avoidance of doubt, any amendment, modification, repeal or waiver of the terms hereof may be made pursuant to this Section 14 and without the vote of any or all the holders of the Common Stock.